                                                                   EXHIBIT 10.22

                            COOPERATIVE RESEARCH AND
                              DEVELOPMENT AGREEMENT

                                   (CACR-352)

                          CLINICAL DEVELOPMENT OF Adp53

                                      [*]
                                      [*]
                                      CTEP
                                      DCTD

                                      [*]
                    RHONE-POULENC RORER PHARMACEUTICALS, INC.

                                      [*]
                           INTROGEN THERAPEUTICS, INC.








                                  PREPARED BY
              TECHNOLOGY DEVELOPMENT AND COMMERCIALIZATION BRANCH
                           NATIONAL CANCER INSTITUTE


         [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                              PUBLIC HEALTH SERVICE

                 COOPERATIVE RESEARCH AND DEVELOPMENT AGREEMENT

This Cooperative Research and Development Agreement, hereinafter referred to as "CRADA," consists of this Cover Page, an attached Agreement, and various Appendices referenced in the Agreement. This Cover Page serves to identify the Parties to this CRADA:

                  (1) the following Bureau(s), Institute(s), Center(s) or Division(s) of the National Institutes of Health ("NIH"), the Food and Drug Administration ("FDA"), and the Centers for Disease Control and Prevention ("CDC"):

                              THE CANCER THERAPY EVALUATION PROGRAM
                              DIVISION OF CANCER TREATMENT AND DIAGNOSIS
                              THE NATIONAL CANCER INSTITUTE

, hereinafter singly or collectively referred to as the Public Health Service ("PHS"); and

                  (2)         RHONE-POULENC RORER PHARMACEUTICALS, INC.,

which has offices at          500 ARCOLA ROAD
                              COLLEGEVILLE, PENNSYLVANIA 19426

, hereinafter referred to as "RPRP"
and

                  (3)         INTROGEN THERAPEUTICS, INC.,

which has offices at          301 CONGRESS AVENUE, SUITE 1850
                              AUSTIN, TEXAS 78701

, hereinafter referred to as "Introgen"




PHS CRADA CACR-0352

                 COOPERATIVE RESEARCH AND DEVELOPMENT AGREEMENT

ARTICLE 1. INTRODUCTION

This Cooperative Research and Development Agreement (CRADA) between PHS and the Collaborator will be effective when signed by all Parties. The research and development activities which will be undertaken by each of the Parties in the course of this CRADA are detailed in the Research Plan (RP) which is attached as Appendix A. The funding and staffing commitments of the Parties are set forth in Appendix B. Any exceptions or changes to the CRADA are set forth in Appendix C.

ARTICLE 2. DEFINITIONS

As used in this CRADA, the following terms shall have the indicated meanings:

2.1 "AFFILIATE" means any corporation or other business entity controlled by, controlling, or under common control with Collaborator. For this purpose, "control" means direct or indirect beneficial ownership of at least fifty (50) percent of the voting stock or at least fifty (50) percent interest in the income of such corporation or other business.

2.2 "Cooperative Research and Development Agreement" or "CRADA" means this Agreement, entered into by PHS pursuant to the Federal Technology Transfer Act of 1986, as amended, 15 U.S.C. 3710a et seq. and Executive Order 12591 of October 10, 1987.

2.3 "GOVERNMENT" means the Government of the United States as represented through the PHS agency that is a Party to this agreement.

2.4      "IP" means intellectual property.

2.5 "INVENTION" means any invention or discovery which is or may be patentable or otherwise protected under title 35, United States Code, or any novel variety or plant which is or may be protectable under the Plant Variety Protection Act (7 U.S.C. 2321 et seq.).

2.6 "PRINCIPAL INVESTIGATOR(S)" or "PIS" means the persons designated respectively by the Parties to this CRADA who will be responsible for the scientific and technical conduct of the RP.

2.7 "PROPRIETARY/CONFIDENTIAL INFORMATION" means confidential scientific, business, or financial information provided that such information does not include:

         2.7.1 information that is publicly known or available from other sources who are not under a confidentiality obligation to the source of the information;

         2.7.2 information which has been made available by its owners to others without a confidentiality obligation;

         2.7.3 information which is already known by or available to the receiving Party without a confidentiality obligation; or

         2.7.4 information which relates to potential hazards or cautionary warnings associated with the production, handling or use of the subject matter of the Research Plan of this CRADA.

2.8 "RESEARCH MATERIALS" means all tangible materials other than Subject Data first produced in the


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         performance of this CRADA.

2.9 "RESEARCH PLAN" or "RP" means the statement in Appendix A of the respective research and development commitments of the Parties to this CRADA.

2.10 "SUBJECT INVENTION" means any Invention of the Parties, conceived or first actually reduced to practice in the performance of the Research Plan of this CRADA.

2.11 "SUBJECT DATA" means all recorded information first produced in the performance of this CRADA by the Parties.

ARTICLE 3. COOPERATIVE RESEARCH

3.1 PRINCIPAL INVESTIGATORS. PHS research work under this CRADA will be performed by the PHS laboratory identified in the RP, and the PHS Principal Investigator (PI) designated in the RP will be responsible for the scientific and technical conduct of this project on behalf of PHS. Also designated in the RP is the Collaborator PI who will be responsible for the scientific and technical conduct of this project on behalf of the Collaborator.

3.2 RESEARCH PLAN CHANGE. The RP may be modified by mutual written consent of the Principal Investigators. Substantial changes in the scope of the RP will be treated as amendments under Article 13.6.

ARTICLE 4. REPORTS

4.1 INTERIM REPORTS. The Parties shall exchange formal written interim progress reports on a schedule agreed to by the PIs, but at least within [*] after this CRADA becomes effective and at least within [*] thereafter. Such reports shall set forth the technical progress made, identifying such problems as may have been encountered and establishing goals and objectives requiring further effort, any modifications to the Research Plan pursuant to Article 3.2, and all CRADA-related patent applications filed.

4.2 FINAL REPORTS. The Parties shall exchange final reports of their results within [*] after completing the projects described in the RP or after the expiration or termination of this CRADA.

ARTICLE 5. FINANCIAL AND STAFFING OBLIGATIONS

5.1 PHS AND COLLABORATOR CONTRIBUTIONS. The contributions of the Parties, including payment schedules, if applicable, are set forth in Appendix
         B. PHS shall not be obligated to perform any of the research specified herein or to take any other action required by this CRADA if the funding is not provided as set forth in Appendix B. PHS shall return excess funds to the Collaborator when it sends its final fiscal report pursuant to Article 5.2, except for staffing support pursuant to
         Article 10.3. Collaborator acknowledges that the U.S. Government will have the authority to retain and expend any excess funds for up to [*] subsequent to the expiration or termination of the CRADA to cover any costs incurred during the term of the CRADA in undertaking the work set forth in the RP.

5.2 ACCOUNTING RECORDS. PHS shall maintain separate and distinct current accounts, records, and other evidence supporting all its obligations under this CRADA, and shall provide the Collaborator a final fiscal report pursuant to Article 4.2.

5.3 CAPITAL EQUIPMENT. Equipment purchased by PHS with funds provided by the Collaborator shall be the property of PHS. All capital equipment provided under this CRADA by one party for the use of another Party remains the property of the providing Party unless other disposition is mutually agreed upon by in


Model PHS CRADA
Form 053096 Page 3 of 11

         [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

         writing by the Parties. If title to this equipment remains with the providing Party, that Party is responsible for maintenance of the equipment and the costs of its transportation to and from the site where it will be used.

ARTICLE 6. INTELLECTUAL PROPERTY RIGHTS AND PATENT APPLICATIONS

6.1 REPORTING. The Parties shall promptly report to each other in writing each Subject Invention resulting from the research conducted under this CRADA that is reported to them by their respective employees. Each Party shall report all Subject Inventions to the other Party in sufficient detail to determine inventorship. Such reports shall be treated as Proprietary/Confidential Information in accordance with
         Article 8.4.

6.2 COLLABORATOR EMPLOYEE INVENTIONS. If the Collaborator does not elect to retain its IP rights, the Collaborator shall offer to assign these IP rights to the Subject Invention to PHS pursuant to Article 6.5. If PHS declines such assignment, the Collaborator may release its IP rights as it may determine.

6.3 PHS EMPLOYEE INVENTIONS. PHS on behalf of the U.S. Government may elect to retain IP rights to each Subject Invention made solely by PHS employees. If PHS does not elect to retain IP rights, PHS shall offer to assign these IP rights to such Subject Invention to the Collaborator pursuant to Article 6.5. If the Collaborator declines such assignment, PHS may release IP rights in such Subject Invention to its employee inventors pursuant to Article 6.6.

6.4 JOINT INVENTIONS. Each Subject Invention made jointly by PHS and Collaborator employees shall be jointly owned by PHS and the Collaborator. The Collaborator may elect to file the joint patent or other IP application(s) thereon and shall notify PHS promptly upon making this election. If the Collaborator decides to file such applications, it shall do so in a timely manner and at its own expense. If the Collaborator does not elect to file such application(s), PHS on behalf of the U.S. Government shall have the right to file the joint application(s) in a timely manner and at its own expense. If either Party decides not to retain its IP rights to a jointly owned Subject Invention, it shall offer to assign such rights to the other Party pursuant to Article 6.5. If the other Party declines such assignment, the offering Party may release its IP rights as provided in Articles 6.2, 6.3, and 6.6.

6.5 FILING OF PATENT APPLICATIONS. With respect to Subject Inventions made by the Collaborator as described in Article 6.2, or by PHS as described in Article 6.3, a Party exercising its right to elect to retain IP rights to a Subject Invention agrees to file patent or other IP applications in a timely manner and at its own expense and after consultation with the other Party. The Party shall notify the other Party of its decision regarding filing in countries other than the United States in a timely manner. The Party may elect not to file a patent or other IP application thereon in any particular country or countries provided it so advises the other Party ninety (90) days prior to the expiration of any applicable filing deadline, priority period or statutory bar date, and hereby agrees to assign its IP right, title and interest in such country or countries to the Subject Invention to the other Party and to cooperate in the preparation and filing of a patent or other IP applications. In any countries in which title to patent or other IP rights is transferred to the Collaborator, the Collaborator agrees that PHS inventors will share in any royalty distribution that the Collaborator pays to its own inventors.

6.6 RELEASE TO INVENTORS. In the event neither of the Parties to this CRADA elects to file a patent or other IP application on a Subject Invention, either or both (if a joint invention) may retain or release their IP rights in accordance with their respective policies and procedures. However, the Government shall retain a nonexclusive, non-transferable, irrevocable, royalty-free license to practice any such Subject Invention or have it practiced throughout the world.

6.7 PATENT EXPENSES. The expenses attendant to the filing of patent or other IP applications generally shall be paid by the Party filing such application. If an exclusive license to any Subject Invention is granted to the


Model PHS CRADA
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
         Collaborator, the Collaborator shall be responsible for [*] past and future out-of-pocket expenses in connection with the preparation, filing, prosecution and maintenance of any applications claiming such exclusively-licensed inventions and any patents or other IP grants that may issue on such applications. The Collaborator may waive its exclusive license rights on any application, patent or other IP grant at any time, and incur no subsequent compensation obligation for that application, patent or IP grant.

6.8 PROSECUTION OF INTELLECTUAL PROPERTY APPLICATIONS. Within one month of receipt or filing, each Party shall provide the other Party with copies of the applications and all documents received from or filed with the relevant patent or other IP office in connection with the prosecution of such applications. Each Party shall also provide the other Party with the power to inspect and make copies of all documents retained in the patent or other IP application files by the applicable patent or other IP office. Where licensing is contemplated by Collaborator, the Parties agree to consult with each other with respect to the prosecution of applications for PHS Subject Inventions described in
         Article 6.3 and joint Subject Inventions described in Article 6.4. If the Collaborator elects to file and prosecute IP applications on joint Subject Inventions pursuant to Article 6.4, PHS will be granted an associate power of attorney (or its equivalent) on such IP applications.


ARTICLE 7. LICENSING

7.1 OPTION FOR COMMERCIALIZATION LICENSE. With respect to Government IP rights to any Subject Invention not made solely by the Collaborator's employees for which a patent or other IP application is filed, PHS hereby grants to the Collaborator an option to elect an exclusive or nonexclusive commercialization license, which is substantially in the form of the appropriate model PHS license agreement. This option does not apply to Subject Inventions conceived prior to the effective date of this CRADA that are reduced to practice under this CRADA, if prior to that reduction to practice, PHS has filed a patent application on the invention and has licensed it or offered to license it to a third party. The terms of the license will fairly reflect the nature of the invention, the relative contributions of the Parties to the invention and the CRADA, the risks incurred by the Collaborator and the costs of subsequent research and development needed to bring the invention to the marketplace. The field of use of the license will be commensurate with the scope of the RP.

7.2 EXERCISE OF LICENSE OPTION. The option of Article 7.1 must be exercised by written notice mailed within [*] after either (i) Collaborator receives written notice from PHS that the patent or other IP application has been filed; or (ii) the date Collaborator files such IP application; whichever comes first. Exercise of this option by the Collaborator initiates a negotiation period that expires [*] after the exercise of the option. If the last proposal by the Collaborator has not been responded to in writing by PHS within this [*] period, the negotiation period shall be extended to expire [*] after PHS so responds, during which month the Collaborator may accept in writing the final license proposal of PHS. In the absence of such acceptance, PHS will be free to license such IP rights to others. In the event that the Collaborator elects the option for an exclusive license, but no such license is executed during the negotiation period, PHS agrees not to make an offer for an exclusive license on more favorable terms to a third party for a period of [*] without first offering Collaborator those more favorable terms.

7.3 LICENSE FOR PHS EMPLOYEE INVENTIONS AND JOINT INVENTIONS. Pursuant to 15 U.S.C. 3710a(b)(1)(A), for inventions made by PHS employees or jointly with a Collaborator under this CRADA, pursuant to Articles 6.3 and 6.4, the Collaborator grants to PHS a nonexclusive, nontransferable, irrevocable, paid-up license to practice the invention or have the invention practiced throughout the world by or on behalf of the Government. In the exercise of such license, the Government shall not publicly disclose trade secrets or commercial or financial information that is privileged or confidential within the meaning of 5 U.S.C. 552(b)(4) or which would be considered as such if it had been obtained from a non-Federal party.

7.4 LICENSE IN COLLABORATOR INVENTIONS. Pursuant to 15 U.S.C. 3710a(b)(2), for inventions made solely by


Model PHS CRADA
Form 053096 Page 5 of 11

         [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

         Collaborator employees under this CRADA, pursuant to Article 6.2, the Collaborator grants to PHS a nonexclusive, nontransferable, irrevocable, paid-up license to practice the invention or have the invention practiced throughout the world by or on behalf of the Government for research or other Government purposes.


7.5 THIRD PARTY LICENSE. Pursuant to 15 U.S.C. 3710a(1)(B), if PHS grants an exclusive license to a Subject Invention made wholly by PHS employees or jointly with a Collaborator under this CRADA, pursuant to Articles 6.3 and 6.4, the Government shall retain the right to require the Collaborator to grant a responsible applicant a nonexclusive, partially exclusive, or exclusive sublicense to use the invention in Collaborator's licensed field of use on terms that are reasonable under the circumstances; or if the Collaborator fails to grant such a license, to grant the license itself. The exercise of such rights by the Government shall only be in exceptional circumstances and only if the Government determines (i) the action is necessary to meet health or safety needs that are not reasonably satisfied by Collaborator, (ii) the action is necessary to meet requirements for public use specified by Federal regulations, and such requirements are not reasonably satisfied by the Collaborator; or (iii) the Collaborator has failed to comply with an agreement containing provisions described in 15 U.S.C. 3710a(c)(4)(B). The determination made by the Government under this
         Article is subject to administrative appeal and judicial review under 35 U.S.C. 203(2).


7.6 JOINT INVENTIONS NOT EXCLUSIVELY LICENSED. In the event that the Collaborator does not acquire an exclusive commercialization license to IP rights in all fields in joint Subject Inventions described in
         Article 6.4, then each Party shall have the right to use the joint Subject Invention and to license its use to others in all fields not exclusively licensed to Collaborator. The Parties may agree to a joint licensing approach for such IP rights.

ARTICLE 8. PROPRIETARY RIGHTS AND PUBLICATION

8.1 RIGHT OF ACCESS. PHS and the Collaborator agree to exchange all Subject Data produced in the course of research under this CRADA, whether developed solely by PHS or jointly with the Collaborator. Research Materials will be shared equally by the Parties to the CRADA unless other disposition is agreed to by the Parties. All Parties to this CRADA will be free to utilize Subject Data and Research Materials for their own purposes, consistent with their obligations under this CRADA.

8.2 OWNERSHIP OF SUBJECT DATA AND RESEARCH MATERIALS. Subject to the sharing requirements of Paragraph 8.1 and the regulatory filing requirements of Paragraph 8.3, the producing Party will retain ownership of and title to all Subject Inventions, all Subject Data and all Research Materials produced solely by their investigators. Jointly developed Subject Inventions, Subject Data and Research Materials will be jointly owned.

8.3 DISSEMINATION OF SUBJECT DATA AND RESEARCH MATERIALS. To the extent allowed under law, the Collaborator and PHS agree to use reasonable efforts to keep Subject Data and Research Materials confidential until published or until corresponding patent applications are filed. Any information that would identify human subjects of research or patients will always be maintained confidentially. Collaborator shall have the exclusive right to use any and all CRADA Subject Data in and for any regulatory filing by or on behalf of Collaborator, except that PHS shall have the exclusive right to use Subject Data for that purpose, and authorize others to do so, if the CRADA is terminated or if Collaborator abandons its commercialization efforts.

8.4 PROPRIETARY/CONFIDENTIAL INFORMATION. Each Party agrees to limit its disclosure of Proprietary/Confidential Information to the amount necessary to carry out the Research Plan of this CRADA, and shall place a confidentiality notice on all such information. Confidential oral communications shall be reduced to writing within 30 days by the disclosing Party. Each Party receiving Proprietary/Confidential Information agrees that any information so designated shall be used by it only for the purposes described in the attached Research Plan. Any Party may object to the designation of


Model PHS CRADA
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
         information as Proprietary/Confidential Information by another Party. Subject Data and Research Materials developed solely by the Collaborator may be designated as Proprietary/Confidential Information when they are wholly separable from the Subject Data and Research Materials developed jointly with PHS investigators, and advance designation of such data and material categories is set forth in the RP. The exchange of other confidential information, e.g., patient-identifying data, should be similarly limited and treated. Jointly developed Subject Data and Research Material derived from the Research Plan may be disclosed by Collaborator to a third party under a confidentiality agreement for the purpose of possible sublicensing pursuant to the Licensing Agreement and subject to Article 8.7.

8.5 PROTECTION OF PROPRIETARY/CONFIDENTIAL INFORMATION. Proprietary/ Confidential Information shall not be disclosed, copied, reproduced or otherwise made available to any other person or entity without the consent of the owning Party except as required under court order or the Freedom of Information Act (5 U.S.C. Section 552). Each Party agrees to use its best efforts to maintain the confidentiality of Proprietary/Confidential Information. Each Party agrees that the other Party is not liable for the disclosure of Proprietary/Confidential Information which, after notice to and consultation with the concerned Party, the other Party in possession of the Proprietary/Confidential Information determines may not be lawfully withheld, provided the concerned Party has been given an opportunity to obtain a court order to enjoin disclosure.

8.6 DURATION OF CONFIDENTIALITY OBLIGATION. The obligation to maintain the confidentiality of Proprietary/Confidential Information shall expire at the earlier of the date when the information is no longer Proprietary Information as defined in Article 2.5 or three (3) years after the expiration or termination date of this CRADA. The Collaborator may request an extension to this term when necessary to protect Proprietary/Confidential Information relating to products not yet commercialized.

8.7 PUBLICATION. The Parties are encouraged to make publicly available the results of their research. Before either Party submits a paper or abstract for publication or otherwise intends to publicly disclose information about a Subject Invention, Subject Data or Research Materials, the other Party shall be provided thirty (30) days to review the proposed publication or disclosure to assure that Proprietary/Confidential Information is protected. The publication or other disclosure shall be delayed for up to thirty (30) additional days upon written request by any Party as necessary to preserve U.S. or foreign patent or other IP rights.

ARTICLE 9. REPRESENTATIONS AND WARRANTIES

9.1 REPRESENTATIONS AND WARRANTIES OF PHS. PHS hereby represents and warrants to the Collaborator that the official signing this CRADA has authority to do so.

9.2      REPRESENTATIONS AND WARRANTIES OF THE COLLABORATOR.

         (a) The Collaborator hereby represents and warrants to PHS that the Collaborator has the requisite power and authority to enter into this CRADA and to perform according to its terms, and that the Collaborator's official signing this CRADA has authority to do so. The Collaborator further represents that it is financially able to satisfy any funding commitments made in Appendix B.

         (b) The Collaborator certifies that the statements herein are true, complete, and accurate to the best of its knowledge. The Collaborator is aware that any false, fictitious, or fraudulent statements or claims may subject it to criminal, civil, or administrative penalties.

ARTICLE 10. TERMINATION

10.1 TERMINATION BY MUTUAL CONSENT. PHS and the Collaborator may terminate this CRADA, or portions thereof, at any time by mutual written consent. In such event the Parties shall specify the disposition of all


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

         property, inventions, patent or other IP applications and other results of work accomplished or in progress, arising from or performed under this CRADA, all in accordance with the rights granted to the Parties under the terms of this Agreement.

10.2 UNILATERAL TERMINATION. Either PHS or the Collaborator may unilaterally terminate this entire CRADA at any time by giving written notice at least thirty (30) days prior to the desired termination date, and any rights accrued in property, patents or other IP rights shall be disposed of as provided in paragraph 10.1.

10.3 STAFFING. If this CRADA is mutually or unilaterally terminated prior to its expiration, funds will nevertheless remain available to PHS for continuing any staffing commitment made by the Collaborator pursuant to
         Article 5.1 above and Appendix B, if applicable, for a period of [*] after such termination. If there are insufficient funds to cover this expense, the Collaborator agrees to pay the difference.

10.4 NEW COMMITMENTS. No Party shall make new commitments related to this CRADA after a mutual termination or notice of a unilateral termination and shall, to the extent feasible, cancel all outstanding commitments and contracts by the termination date.

10.5 TERMINATION COSTS. Concurrently with the exchange of final reports pursuant to Articles 4.2 and 5.2, PHS shall submit to the Collaborator for payment a statement of all costs incurred prior to the date of termination and for all reasonable termination costs including the cost of returning Collaborator property or removal of abandoned property, for which Collaborator shall be responsible.

ARTICLE 11. DISPUTES

11.1 SETTLEMENT. Any dispute arising under this CRADA which is not disposed of by agreement of the Principal Investigators shall be submitted jointly to the signatories of this CRADA. If the signatories are unable to jointly resolve the dispute within thirty (30) days after notification thereof, the Assistant Secretary for Health (or his/her designee or successor) shall propose a resolution. Nothing in this Article shall prevent any Party from pursuing any additional administrative remedies that may be available and, after exhaustion of such administrative remedies, pursuing all available judicial remedies.

11.2 CONTINUATION OF WORK. Pending the resolution of any dispute or claim pursuant to this Article, the Parties agree that performance of all obligations shall be pursued diligently in accordance with the direction of the PHS signatory.

ARTICLE 12. LIABILITY

12.1 PROPERTY. The U.S. Government shall not be responsible for damages to any Collaborator property provided to PHS, where Collaborator retains title to the property, or any property acquired by Collaborator for its own use pursuant to this CRADA.

12.2 NO WARRANTIES. EXCEPT AS SPECIFICALLY STATED IN ARTICLE 9, THE PARTIES MAKE NO EXPRESS OR IMPLIED WARRANTY AS TO ANY MATTER WHATSOEVER, INCLUDING THE CONDITIONS OF THE RESEARCH OR ANY INVENTION OR PRODUCT, WHETHER TANGIBLE OR INTANGIBLE, MADE, OR DEVELOPED UNDER THIS CRADA, OR THE OWNERSHIP, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE RESEARCH OR ANY INVENTION OR PRODUCT.

12.3 INDEMNIFICATION. The Collaborator agrees to hold the U.S. Government harmless and to indemnify the Government for all liabilities, demands, damages, expenses and losses arising out of the use by the Collaborator for any purpose of the Subject Data, Research Materials and/or Subject Inventions produced in whole or part by PHS employees under this CRADA, unless due to the negligence or willful misconduct


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         [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

         of PHS, its employees, or agents. The Collaborator shall be liable for any claims or damages it incurs in connection with this CRADA. PHS has no authority to indemnify the Collaborator.

12.4 FORCE MAJEURE. Neither Party shall be liable for any unforeseeable event beyond its reasonable control not caused by the fault or negligence of such Party, which causes such Party to be unable to perform its obligations under this CRADA, and which it has been unable to overcome by the exercise of due diligence. In the event of the occurrence of such a force majeure event, the Party unable to perform shall promptly notify the other Party. It shall further use its best efforts to resume performance as quickly as possible and shall suspend performance only for such period of time as is necessary as a result of the force majeure event.

ARTICLE 13. MISCELLANEOUS

13.1 GOVERNING LAW. The construction, validity, performance and effect of this CRADA shall be governed by Federal law, as applied by the Federal Courts in the District of Columbia. Federal law and regulations will preempt any conflicting or inconsistent provisions in this CRADA.

13.2 ENTIRE AGREEMENT. This CRADA constitutes the entire agreement between the Parties concerning the subject matter of this CRADA and supersedes any prior understanding or written or oral agreement.

13.3 HEADINGS. Titles and headings of the articles and subarticles of this CRADA are for convenient reference only, do not form a part of this CRADA, and shall in no way affect its interpretation.


Model PHS CRADA
Form 053096 Page 9 of 11

13.4 WAIVERS. None of the provisions of this CRADA shall be considered waived by any Party unless such waiver is given in writing to the other Party. The failure of a Party to insist upon strict performance of any of the terms and conditions hereof, or failure or delay to exercise any rights provided herein or by law, shall not be deemed a waiver of any rights of any Party.

13.5 SEVERABILITY. The illegality or invalidity of any provisions of this CRADA shall not impair, affect, or invalidate the other provisions of this CRADA.

13.6 AMENDMENTS. If either Party desires a modification to this CRADA, the Parties shall, upon reasonable notice of the proposed modification or extension by the Party desiring the change, confer in good faith to determine the desirability of such modification or extension. Such modification shall not be effective until a written amendment is signed by the signatories to this CRADA or by their representatives duly authorized to execute such amendment.

13.7 ASSIGNMENT. Neither this CRADA nor any rights or obligations of any Party hereunder shall be assigned or otherwise transferred by either Party without the prior written consent of the other Party.

13.8 NOTICES. All notices pertaining to or required by this CRADA shall be in writing and shall be signed by an authorized representative and shall be delivered by hand or sent by certified mail, return receipt requested, with postage prepaid, to the addresses indicated on the signature page for each Party. Notices regarding the exercise of license options shall be made pursuant to Article 7.2. Any Party may change such address by notice given to the other Party in the manner set forth above.

13.9 INDEPENDENT CONTRACTORS. The relationship of the Parties to this CRADA is that of independent contractors and not agents of each other or joint venturers or partners. Each Party shall maintain sole and exclusive control over its personnel and operations. Collaborator employees who will be working at PHS facilities may be asked to sign a Guest Researcher or Special Volunteer Agreement appropriately modified in view of the terms of this CRADA.

13.10 USE OF NAME OR ENDORSEMENTS. By entering into this CRADA, PHS does not directly or indirectly endorse any product or service provided, or to be provided, whether directly or indirectly related to either this CRADA or to any patent or other IP license or agreement which implements this CRADA by its successors, assignees, or licensees. The Collaborator shall not in any way state or imply that this CRADA is an endorsement of any such product or service by the U.S. Government or any of its organizational units or employees. Collaborator issued press releases that reference or rely upon the work of PHS under this CRADA shall be made available to PHS at least 7 days prior to publication for review and comment.

13.11 EXCEPTIONS TO THIS CRADA. Any exceptions or modifications to this CRADA that are agreed to by the Parties prior to their execution of this CRADA are set forth in Appendix C.

13.12 REASONABLE CONSENT. Whenever a Party's consent or permission is required under this CRADA, such consent or permission shall not be unreasonably withheld.


Model PHS CRADA
Form 053096 Page 10 of 11

ARTICLE 14. DURATION OF AGREEMENT

14.1 DURATION. It is mutually recognized that the duration of this project cannot be rigidly defined in advance, and that the contemplated time periods for various phases of the RP are only good faith guidelines subject to adjustment by mutual agreement to fit circumstances as the RP proceeds. In no case will the term of this CRADA extend beyond the term indicated in the RP unless it is revised in accordance with Article 13.6.

14.2 SURVIVABILITY. The provisions of Articles 4.2, 5-8, 10.3-10.5, 11.1, 12.2-12.4, 13.1, 13.10 and 14.2 shall survive the termination of this CRADA.


Model PHS CRADA
Form 053096 Page 11 of 11

                              CRADA SIGNATURE PAGE

By executing this Agreement, each of the undersigned represents and confirms that he or she is fully authorized to bind the identified entity to its terms. Each of the undersigned expressly certifies or affirms that the contents of any statement made or reflected in this document are truthful and accurate.

AGREED TO AND ACCEPTED BY:

FOR THE NATIONAL CANCER INSTITUTE:


/s/ ALAN S. RABSON                                                  9/11/98
------------------------------------------                      ----------------
ALAN S. RABSON, M.D.                                            DATE
DEPUTY DIRECTOR, NCI

Mailing Address for Notices:

National Cancer Institute
Technology Development and Commercialization Branch
Executive Plaza South, Room 450
6120 Executive Boulevard
Rockville, MD, 20852

FOR RHONE-POULENC RORER PHARMACEUTICALS, INC.    FOR INTROGEN THERAPEUTICS, INC.

/s/ ROSS J. OEHLER                               /s/ DAVID G. NANCE
---------------------------                      -----------------------------
ROSS J. OEHLER                                   DAVID G. NANCE
ASSISTANT SECRETARY                              PRESIDENT AND CEO


10/13/98                                         October 30, 1998
---------------------------                      -----------------------------
Date                                             Date


                                    Page S-1

                                                                        CACR-352
                                   APPENDIX A

                                  RESEARCH PLAN

TITLE OF CRADA: [*]

NIH/ADAMHA PRINCIPAL INVESTIGATORS:         [*]
and his/her laboratory:                     [*]


                                            CTEP DCTD

COLLABORATOR PRINCIPAL INVESTIGATOR:        [*]
                                            [*]
                                            RHONE-POULENC RORER
                                              PHARMACEUTICALS, INC.

                                            [*]
                                            [*]
                                            INTROGEN THERAPEUTICS, INC.


TERM OF CRADA: (4) years


CONFLICTS OF INTEREST INFORMATION: Describe any relevant past, present or contemplated relationships between the NIH/ADAMHA Principal Investigator and his/her Laboratory and the Collaborator in sufficient detail to permit reviewers of this CRADA to determine whether or not any conflicts of interest exist:

SEE CONFLICT OF INTEREST FORM ATTACHED HERETO.



The Research Plan which follows this page should be concise but of sufficient detail to permit reviewers of this CRADA to evaluate the scientific merit of the proposed collaboration. The RP should explain the scientific importance of the collaboration and the research goals of NIH/ADAMHA and the Collaborator. The respective contributions in terms of expertise and/or research materials of NIH/ADAMHA and Collaborator should be summarized. Initial and subsequent projects contemplated under the RP, and the time periods estimated for their completion, should be described, and pertinent methodological considerations summarized. Pertinent literature references may be cited and additional relevant information included. Include additional pages to identify the Principal Investigators of all other Parties to this CRADA.

         [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    Page A-i

                                   APPENDIX A

                                 RESEARCH PLAN

            [*]


            [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                             Al

      [*]


      [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                A2

                                      [*]





         [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.






                                       A3

                                      [*]




         [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.




                                       A4

                                      [*]





         [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.



                                       A5

                                      [*]




         [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.





                                       A6

                                   APPENDIX B

               FINANCIAL AND STAFFING CONTRIBUTIONS OF THE PARTIES

                             ALLOCATION OF RESOURCES



                               NIH CONTRIBUTIONS

PERSONNEL NCI will conduct clinical research of Adp53, hereinafter, Agent, under its intramural and extramural research programs. NCI estimates that one to three person-years per year of effort will be dedicated to its participation in the clinical studies, Steering Committee meetings, updates to its IND, compiling data, Agent management, monitoring, and furthering the Clinical Trial Program. The Principal Investigators, [*] and [*] will manage the NCI responsibilities of the CRADA.

FINANCIAL

NCI will provide no funding to RPRP or INTROGEN for collaborative research and development pursuant to this CRADA, inasmuch as financial contributions by the U.S. government to non-Federal parties under a CRADA are prohibited under the Federal Technology Transfer Act of 1986 (15 U.S.C. Section 3710 a(d)(1)).

                           COLLABORATOR CONTRIBUTIONS

PERSONNEL

RPRP and INTROGEN, primarily through their jointly designated Collaborator Principal Investigators, [*] (currently an employee of RPRP, see Appendix C,
Article 3.1), or her successor, and [*] (currently an employee of INTROGEN), or his successor, intend to commit two person-years per year of effort to coordinate their respective obligations of RPRP and INTROGEN under the Research Plan.

CLINICAL DATA SUPPORT

The requesting Party or Parties, RPRP and/or INTROGEN, as applicable, will pay Clinical Trial Monitoring Services (CTMS) for the cost of reformatting and reproducing the Raw Data if either or both, RPRP and INTROGEN, request copies of Raw Data from CTMS in a format different from the format as set forth in CTMS' contract with Cancer Therapy Evaluation Program (CTEP), DCTD, NCI.

         [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                       B1

Any arrangement which involves the collection of more than the summarized data (Summary Data) provided annually to the DCTD will be at the expense of the requesting Party or parties, RPRP and/or INTROGEN, as applicable. Should RPRP and/or INTROGEN choose to review Patient Research Records at the research site(s), such a review shall be at the expense of the requesting Party or Parties, RPRP and/or INTROGEN, as applicable, and shall only occur after agreement and notification of the investigators by NCI.

ANCILLARY STUDY SUPPORT

RPRP will also provide funding separate from this CRADA in the amount of [*] directly to the approved study sites on an "as needed" basis to be divided among the investigators conducting the trials to support the additional studies approved in connection with the clinical trial program. Furthermore, RPRP will provide funding, if needed, to support the clinical studies in other disease sites.

INTROGEN is currently supporting all correlative laboratory studies in their laboratory such as immunohistochemistry for p53, TUNEL essays, viral dissemination, p53 sequencing and in situ PCR. In the event that INTROGEN is unable to continue this arrangement, RPRP will assume responsibility for ensuring the completion of all correlative laboratory studies approved.

AGENT Adp53

INTROGEN shall provide to NCI [*] Agent in sufficient quantities to complete the studies approved pursuant to this CRADA. Furthermore, INTROGEN will provide Certificates of Analysis to NCI for each lot of finished product provided which verify the suitability of Agent for use in the scheduled preclinical studies or clinical trial protocols.

If, for sufficient cause, or as otherwise agreed, INTROGEN is unable to supply Agent [*] to NCI, RPRP, shall ensure supply of sufficient quantities of Agent to NCI [*] to complete the scheduled preclinical studies or clinical trial protocols under the Research Plan together with the above-required Certificates of Analysis.

FUNDING

RPRP agrees to provide up to [*] per year to the NCI for the term of the CRADA for transportation and lodging costs to support the participation of DCTD staff at selected scientific or development meetings, where such participation will substantially foster development of Agent. RPRP and DCTD must mutually agree to the activities that are appropriate under this Agreement. Travel costs are limited by the Federal Travel Rules and Regulations for the government staff whether paid for by government funds or private Collaborators.

Any additional funding will not be added to this CRADA without an appropriate written executed amendment pursuant to Article 13.6.


         [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.



                                       B2

No funds provided under this CRADA by RPRP will be used by NCI to pay the salary of full-time tenured federal employees.

PAYMENT SCHEDULE

Payments shall be made annually, the first payment due within 30 days of the execution of this CRADA. Checks should be made payable to the National Cancer Institute and addressed to CRADA Funds Coordinator: Technology Development and Commercialization Branch, NCI; 6120 Executive Blvd., Suite 450; Rockville, MD 20852 with a clear reference to the NCI CRADA Number and Title:

                  CACR 0352: "CLINICAL DEVELOPMENT OF ADP53".



                                       B3

                                                                      CACR-352



                                   APPENDIX C

                   EXCEPTIONS OR MODIFICATIONS TO THIS CRADA




                                    Page C-i

                                   APPENDIX C

                   EXCEPTIONS OR MODIFICATIONS TO THIS CRADA

AMEND ARTICLE 1 "INTRODUCTION" TO READ AS FOLLOWS:

ARTICLE 1. INTRODUCTION

This Cooperative Research and Development Agreement (CRADA) among PHS, RHONE-POULENC RORER PHARMACEUTICALS, INC., AND INTROGEN THERAPEUTICS, INC., will be effective when signed by all Parties, retroactive to April 9, 1996 (Letter of Intent). The research and development activities which will be undertaken by each of the Parties in the course of this CRADA are detailed in the Research Plan (RP) which is attached as Appendix A. The funding and staffing commitments of the Parties are set forth in Appendix B. Any exceptions or changes to the CRADA are set forth in Appendix C. The Intellectual Property and Licensing is set forth in Appendix D. A sample "Annual Scientific, Commercial, and Financial Report" is included as Appendix E. A model Amendment is included as Appendix F. A model termination letter is included as Appendix G. A model expiration letter is included in Appendix H. This CRADA is made under the authority of the Federal Technology Transfer Act, 15 U.S.C. Section 3710a and is governed by its terms.

AMEND SECTION 2.1 TO READ AS FOLLOWS:

2.1 "AFFILIATE" means any corporation or other business entity controlled by, controlling, or under common control with RPRP and/or Introgen. For this purpose, "control" means direct or indirect beneficial ownership of at least fifty (50) percent of the voting stock or at least fifty (50) percent interest in the income of such corporation or other business.

AMEND SECTION 2.6 TO READ AS FOLLOWS:

2.6 "PRINCIPAL INVESTIGATOR(S)" OR "PIS" means the persons designated respectively by the Parties to this CRADA who will be responsible for the scientific and technical conduct of the Research Plan (as


                                      C 2
     defined in Section 2.9)

AMEND SECTION 2.7.4 TO READ AS FOLLOWS:

2.7.4 information which relates to potential hazards or cautionary warnings associated with the production, handling or use of the Agent designated in the Research Plan of this CRADA (as defined in Section
          2.13 below).

ADD THE FOLLOWING NEW SECTIONS TO ARTICLE 2. "DEFINITIONS":

2.12 "ADVERSE DRUG EXPERIENCE" means an adverse clinical experience as defined under 21 C.F.R. 310.305 and 312.32 where applicable.

2.13 "AGENT" means Adenovirus p53 vector (Adp53).

2.14 "ANNUAL REPORT" means the brief report of the progress of an IND associated investigation which the IND sponsor is required to submit to the FDA within 60 days of the anniversary date that the IND went into effect (pursuant to 21 C.F.R. 312.33).

2.15 "CLINICAL DATA AND RESULTS" means all information, data and results developed or obtained in connection with clinical trials conducted under the Research Plan whether by intramural research scientists or extramural grantee or contract investigators.

2.16 "CLINICAL DATA AND RESULTS AND RAW DATA IN NIH'S POSSESSION AND CONTROL" means all information, data and results collected from NIH intramural preclinical or clinical studies performed pursuant to the Research Plan, all data obtained by NIH under contracts with extramural contract investigator(s) for completion of studies within the scope of the Research Plan, and all information and data in the NCI-sponsored IND for Agent.

2.17 "CONTRACT" means a funding agreement that is a research and development contract that provides that the contractor perform for the benefit of the Government, with an expectation of completion of the stated research goals and the delivery of a report, data, materials or other product. Generally, Contracts are administered under the Federal


                                      C 3

     Acquisition Regulations (FAR) codified at Title 48 C.F.R., Chapter 1 or the Health Services Acquisition Regulations (HSAR) codified at Title 48 C.F.R., Chapter 3.

2.18 "CTA" means Clinical Trial Agreement.

2.19 "CTEP" means the Cancer Therapy Evaluation Program, DCTD, NCI, the program within NCI which plans, assesses and coordinates all aspects of clinical trials including extramural clinical research programs, internal resources, treatment methods and effectiveness, and compilation and exchange of data.

2.20 "DCTD" means Division of Cancer Treatment and Diagnosis, NCI.

2.21 "ENTITY" means a party that is not a Party to this CRADA.

2.22 "FDA" means the US Food and Drug Administration.

2.23 "GRANT" means a funding agreement that is an award of financial assistance which may be provided for support of basic research in a specific field of interest to the funding Federal agency.

2.24 "IND" means an Investigational New Drug Application submitted to the FDA to receive approval to conduct experimental clinical trials.

2.25 "MULTI-PARTY DATA" means clinical data from clinical studies sponsored by NCI pursuant to CTAs or CRADAs, where such data are collected under protocols involving combinations of investigational agents from more that one CTA or CRADA collaborator.

2.26 "NCI" means the National Cancer Institute, NIH, PHS, DHHS.

2.27 "PROTOCOL REVIEW COMMITTEE" (OR "PRC") means the CTEP/DCTD committee that reviews and approves studies involving NCI investigational agents and/or activities supported by NCI.

2.28 "RAW DATA" means the primary quantitative and empirical data first collected by the intramural and extramural investigators from experiments and clinical trials conducted within the scope of the


                                      C 4

     Research Plan of this CRADA.

2.29 "STEERING COMMITTEE" means the joint NCI, RPRP, and Introgen research and development team whose composition and responsibilities with regard to the clinical experiments performed under this CRADA are described in Article
     3.3 of this CRADA.

2.30 "SUMMARY DATA" means a summary of the Raw Data provided to the NCI by the extramural investigators that will be included by NCI in an Annual Report to an NCI-sponsored IND, and made available by NCI to RPRP and Introgen.

AMEND SECTION 3.1 TO READ AS FOLLOWS:

3.1 PRINCIPAL INVESTIGATORS. The PHS Principal Investigators (PIs) designated in the RP will be responsible for the scientific and technical conduct of this project on behalf of PHS. RPRP and Introgen have jointly designated [*] and [*] respectively, as the Collaborator PIs who will be responsible for the scientific and technical conduct of this project on behalf of RPRP and Introgen, coordinating RPRP and Introgen's activities under this CRADA. [*] will be the primary contact and correspondent under the CRADA with respect to Phase II and later clinical trials conducted under the CRADA. [*] will be the Primary contact and correspondent under the CRADA with respect to Phase I clinical trials conducted under the CRADA.

ADD A NEW SECTION 3.3 AS FOLLOWS:

3.3 STEERING COMMITTEE AND CRADA RESEARCH. The Parties agree to establish a Steering Committee comprising at least the Principal Investigators designated pursuant to Article 3.1 to conduct and monitor the research of the Agent in accordance with the Research Plan. Members of the Steering Committee shall continue to remain employed by their respective employers under their

      [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                      C 5
     respective terms of employment.

     Agent's clinical development under the Research Plan shall be a collaborative undertaking by RPRP, Introgen, and NCI. Details of this development beyond those set forth in the Research Plan shall be formulated and approved in Steering Committee meeting(s) before implementation of large-scale or resource intensive studies. The clinical development plans formulated and approved by the Steering Committee shall be implemented either intramurally at the NCI or extramurally under NCI-sponsored funding agreements.

     Additional CRADA information, including Steering Committee meeting reports, Protocol Review Committee records, clinical trial protocols, Institutional Review Board approval information, IND and general regulatory information, and preclinical and clinical data in NCI's possession and control shall remain on file with NCI.

     RPRP and/or Introgen, have the option to sponsor their own clinical trials and hold their own IND(s) for studies performed which are independent of this CRADA from which all data is proprietary solely to the sponsoring Party or Parties.

ADD A NEW SECTION 3.4 AS FOLLOWS:

3.4 CLINICAL PROTOCOLS. Clinical protocol proposals for each study within the scope of the Research Plan will be solicited from selected intramural and extramural clinical investigators. Each clinical protocol should describe in detail the research to be conducted at each center and must be submitted to the PRC for approval prior to implementation. Each clinical protocol received by NCI will be forwarded to RPRP and Introgen for review and comment approximately two weeks before it is reviewed by the PRC. Comments from RPRP and/or Introgen received by CTEP before the PRC meeting will be discussed by the PRC, will be given due consideration, and will incorporated into the protocol, absent good cause. Comments from RPRP, Introgen or the CTEP staff that are agreed upon in the PRC meeting

                                      C 6
     will be formatted as a consensus review, which is returned to the investigator for necessary and/or suggested changes before the protocol can be given final approval and submitted to the FDA. A copy of the final approved protocol will be forwarded to RPRP and Introgen at the same time as it is submitted to the FDA consistent with Section 3.5 below.

          3.4.1 CLINICAL BROCHURES. Introgen and RPRP shall provide all clinical brochures for use in studies conducted hereunder, and only such clinical brochures which are inclusive of NCI study information if pertinent and appropriate, on Adp53 shall be used.

ADD A NEW SECTION 3.5 AS FOLLOWS TO REFLECT THE IND SPONSORSHIP UNDER THIS
CRADA:

3.5 INVESTIGATIONAL NEW DRUG APPLICATION. The Parties expect that either NCI, RPRP and/or Introgen will submit an IND or INDs for the studies conducted under the Research Plan, which may cross-reference an IND or Drug Master File held by the other(s). All information in INDs will be fully shared among NCI, RPRP, and Introgen for the studies conducted under the Research Plan, except as follows: If NCI files an IND for AGENT that is the subject of this CRADA, RPRP and/or Introgen, may, at its/their option, supply information in support of the IND in the form of a Drug Master File directly to the FDA so long as RPRP and/or Introgen grant(s) NIH a right to cross-reference such information in its IND filing. In the event that RPRP and/or Introgen supplies CONFIDENTIAL information directly to NCI in support of an NCI IND, such information will be protected in accordance with the corresponding Confidentiality provisions of Article 8 of this Agreement. All protocols and clinical studies conducted under this CRADA will be as mutually agreed by RPRP, Introgen and NCI.

ADD A NEW SECTION 3.6 AS FOLLOWS:

3.6 DRUG INFORMATION AND SUPPLY. Introgen and/or RPRP agree to provide NCI [*] clinical-grade Agent in

      [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                      C 7
     sufficient quantity to complete the preclinical studies and clinical trial protocol(s) sponsored by NCI that are within the scope of the Research Plan. Furthermore, Introgen agrees to provide [*] Agent or unformulated analytical grade Agent or metabolites, if available, to NCI to supply extramural investigators for the development of mutually agreed upon analytical assays or ancillary correlative studies conducted in conjunction with NCI-sponsored protocols. Introgen will provide Certificates of Analysis to NCI for each lot of finished product provided. PHS agrees to use any materials provided by Introgen and/or RPRP, including, but not limited to Agent, solely for the purposes of conducting approved studies under this CRADA. [*]

     The contact person for NCI will be Mr. Alfred Fallavollita, Chief, Pharmaceutical Management Branch (Telephone Number 301-496-5725) and the Introgen contact will be Dr. James Merritt, (Telephone Number 713-797-9960).

ADD A NEW SECTION 3.7 AS FOLLOWS:

3.7 PROTECTION OF HUMAN SUBJECTS AND APPROPRIATE CARE OF LABORATORY ANIMALS. All human clinical trials performed under this CRADA shall conform to the appropriate Federal law, including, but not limited to all applicable FDA regulations and DHHS regulations relating to the protection of human subjects (see 45 C.F.R. Part 46). NCI, RPRP and Introgen also agree to comply with all applicable Federal statutes and Public Health Service policies relating to the use and care of laboratory animals (see 7 U.S.C. 2131 et seq.) Additional information is available from the Office of Protection from Research Risk, Telephone: 301-496-7163.

ADD THE FOLLOWING TO THE END OF ARTICLE 4.1 "INTERIM REPORTS":

     Steering Committee reports or copies of Annual Reports updating the

      [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                       C 8
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     progress of the CRADA research shall satisfy the reporting requirements under this Article 4.1. In addition, copies of the Annual Reports and other pertinent IND data (including, but not limited to, clinical brochure data, and formulation and preclinical data, including toxicology findings) created hereunder, shall be exchanged by the Parties as they become available.

ADD A NEW SECTION 4.3 AS FOLLOWS:

4.3 ADVERSE DRUG EXPERIENCE REPORTING. DCTD shall report all serious or unexpected adverse events to FDA in accordance with the reporting obligations of 21 CFR 312.32 and will, concurrently, forward all such reports to RPRP and Introgen. All other adverse event reports received by DCTD shall be reported to the FDA consistent with 21 CFR 312.32 and 312.33. In addition, copies of the Annual Reports and other pertinent IND data (including, but not limited to, Clinical Brochure data, formulation and preclinical data, including toxicology findings) will be provided to RPRP and Introgen as they become available.

     In the event that RPRP and/or Introgen, inform(s) the FDA of any serious or unexpected adverse events, RPRP and/or Introgen must notify the NCI at the same time. NCI will then notify the investigator(s) conducting studies under NCI-sponsored protocols.

ADD A NEW SECTION 4.4 AS FOLLOWS:

4.4 ANNUAL REPORTS. NCI shall provide RPRP and Introgen with a copy of the Annual Report simultaneously with the submission of the Annual Report to the FDA.

AMEND ARTICLE 5 "FINANCIAL AND STAFFING OBLIGATIONS" TO READ AS FOLLOWS:

5.1 PHS, RPRP AND INTROGEN CONTRIBUTIONS. The contributions of the Parties, including payment schedules, if applicable, are set forth in Appendix B. PHS shall not be obligated to perform any of the research specified herein or to take any other


                                       C 9
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     action required by this CRADA if the funding is not provided as set forth in Appendix B. PHS shall return excess funds to RPRP when it sends its final fiscal report pursuant to Article 5.2, except for staffing support pursuant to Article 10.3. RPRP and Introgen acknowledge that the U.S. Government will have the authority to retain and expend any excess funds for up to [*] subsequent to the expiration or termination of the CRADA to cover any costs incurred during the term of the CRADA in undertaking the work set forth in the RP.

5.2 ACCOUNTING RECORDS. PHS shall maintain separate and distinct current accounts, records, and other evidence supporting all its obligations under this CRADA, and shall provide RPRP and Introgen a final fiscal report pursuant to Article 4.2.

5.3 CAPITAL EQUIPMENT. Equipment purchased by PHS with funds provided by RPRP and/or Introgen shall be the property of PHS. All capital equipment provided under this CRADA by a Party or Parties for the use of another Party or Parties remains the property of the providing Party or Parties unless other disposition is mutually agreed upon by in writing by the respective Parties. If title to this equipment remains with the providing Party or Parties, that/those Party/Parties shall be responsible for maintenance of the equipment and the costs of its transportation to and from the site where it will be used.

AMEND ARTICLE 6 "INTELLECTUAL PROPERTY RIGHTS AND PATENT APPLICATIONS" TO READ AS FOLLOWS:

6.1 REPORTING. The Parties shall promptly report to each other in writing each Subject Invention resulting from the research conducted under this CRADA that is reported to them by their respective employees. Each Party shall report all Subject Inventions to the other Parties in sufficient detail to determine inventorship. Such reports shall be treated as Proprietary/ Confidential Information in accordance with Article 8.4.

6.2 RPRP AND/OR INTROGEN EMPLOYEE INVENTIONS. RPRP and Introgen may elect to retain intellectual property rights to each

      [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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         Subject Invention made solely or jointly by their respective employees.
         If RPRP and/or Introgen does not elect to retain its respective sole or joint IP rights, RPRP and/or Introgen shall offer to assign said IP rights to the Subject Invention to PHS pursuant to Article 6.5. If PHS declines such assignment, RPRP and/or Introgen may release their IP rights as they may individually or jointly determine.

6.3 PHS EMPLOYEE INVENTIONS. PHS on behalf of the U.S. Government may elect to retain IP rights to each Subject Invention made solely by PHS employees. If PHS does not elect to retain IP rights, PHS shall offer to assign these IP rights to such Subject Invention to RPRP and Introgen collectively pursuant to Article 6.5. If RPRP or Introgen decline such an offer, the other company may obtain these IP rights. If both RPRP and Introgen decline such assignment, PHS may release IP rights in such Subject Invention to its employee inventors pursuant to Article 6.6.

6.4 PHS JOINT INVENTIONS WITH RPRP AND/OR INTROGEN. Each Subject Invention made jointly by PHS and RPRP and/or Introgen employees shall be jointly owned by PHS and the Party or Parties making the invention. In accordance with Section 6.7, Introgen may elect to file the joint patent or other IP application(s) on behalf of both Introgen and RPRP thereon and shall notify PHS promptly upon making this election whether the joint Subject Invention is owned by PHS and Introgen and/or RPRP. If Introgen decides to file such applications, it shall do so in a timely manner and at its own expense. If Introgen does not elect to file such application(s), PHS on behalf of the U.S. Government shall have the right to file the joint application(s) in a timely manner and at its own expense. If any Party decides not to retain its IP rights to a jointly owned Subject Invention, it shall offer to assign such rights to the other inventing Party/Parties pursuant to Article 6.5. If the other Party declines such assignment, the offering Party may release its IP rights as provided in Articles 6.2, 6.3, and 6.6.


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6.5  FILING OF PATENT APPLICATIONS. With respect to Subject Inventions made by
     RPRP and/or Introgen as described in Article 6.2, or by PHS as described in
     Article 6.3, a Party exercising its right to elect to retain IP rights to a Subject Invention agrees to file patent or other IP applications in a timely manner and at its own expense and after consultation with the other Parties. The Parties shall notify the other Parties of their decision regarding filing in countries other than the United States in a timely manner. The Parties may elect not to file a patent or other IP application thereon in any particular country or countries provided it so advises the other Parties ninety (90) days prior to the expiration of any applicable filing deadline, priority period or statutory bar date, and hereby agrees to assign its/their IP right, title and interest in such country or countries to the Subject Invention to the other Parties and to cooperate in the preparation and filing of a patent or other IP applications. In any countries in which title to patent or other IP rights made under this CRADA is transferred to RPRP and/or Introgen, RPRP and/or Introgen agrees that PHS inventors will share in any royalty distribution that RPRP and/or Introgen pays to its own inventors.


6.6 RELEASE TO INVENTORS. In the event none of the Parties to this CRADA elects to file a patent or other IP application on a Subject Invention, the Parties (if a joint invention) may retain or release their IP rights in accordance with their respective policies and procedures. However, the Government shall retain a non exclusive, non-transferable, irrevocable, royalty-free license to practice any such Subject Invention or have it practiced throughout the world by or on behalf of the Government.


6.7 PATENT EXPENSES. The expenses attendant to the filing of patent or other IP applications generally shall be paid by the Party filing such application. Introgen expressly agrees to assume full responsibility, at its expense, for taking all action with respect to filing, prosecuting, and obtaining patents and other suitable forms of protection for Collaborator Subject Inventions made by Introgen and/or RPRP, and if Introgen so elects under
     Article 6.4 for PHS joint inventions made with RPRP and/or Introgen under the RP provided that Introgen's




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choice of patent counsel is mutually acceptable to RPRP. If an exclusive or a co-exclusive license to any Subject Invention is granted to either or both RPRP and Introgen, the respective Party or Parties shall be responsible for [*] past and future out-of-pocket expenses in connection with the preparation, filing, prosecution and maintenance of any applications claiming such licensed inventions and any patents or other IP grants that may issue on such applications. RPRP and/or Introgen may waive its license rights on any application, patent or other IP grant at any time, and incur no subsequent compensation obligation for that application, patent or IP grant.

6.8 PROSECUTION OF INTELLECTUAL PROPERTY APPLICATIONS. Within one month of receipt or filing, each Party shall provide the other Parties with copies of the applications and all documents received from or filed with the relevant patent or other IP office in connection with the prosecution of such applications. Each Party shall also provide the other Parties with the power to inspect and make copies of all documents retained in the patent or other IP application files by the applicable patent or other IP office. Where co-exclusive licensing is contemplated by RPRP and Introgen, the Parties agree to consult with each other with respect to the prosecution of applications for PHS Subject Inventions described in Article 6.3 and joint Subject Inventions described in Article 6.4. Introgen expressly agrees to assume full responsibility at its expense for taking all action with respect to filing, prosecuting, and obtaining patents and other suitable forms of protection for Subject Inventions made by Introgen and/or RPRP, and if Introgen so elects under Article 6.4 for PHS joint inventions made with RPRP and/or Introgen under the RP provided that Introgen's choice of patent counsel is mutually acceptable to RPRP. If either RPRP and/or Introgen elect to file and prosecute IP applications on joint Subject Inventions pursuant to Article 6.4, PHS will be granted an associate power of attorney (or its equivalent) on such IP applications.


      [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.




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AMEND ARTICLE 7 "LICENSING" TO READ AS FOLLOWS:

7.1 OPTION FOR COMMERCIALIZATION LICENSE. With respect to Government IP rights to any Subject Invention not made solely by the employees of RPRP or Introgen, for which a patent or other IP application is filed, PHS grants to RPRP and Introgen, individually, an option to elect a co-exclusive commercialization license which is substantially in the form of the appropriate model PHS license agreement/s. In the event that either party declines the option for a co-exclusive license, the other Party may exercise the option to an exclusive license. Unless agreed otherwise, Introgen shall negotiate on behalf of Introgen and/or RPRP. This option does not apply to Subject Inventions conceived prior to the effective date of this CRADA that are reduced to practice under this CRADA, if prior to that reduction to practice, PHS has filed a patent application on the invention and has licensed it or offered to license it to an Entity. The terms of the license will fairly reflect the nature of the invention, the relative contributions of the Parties to the invention and the CRADA, the risks incurred by RPRP and Introgen individually, and the costs of subsequent research and development needed to bring the invention to the marketplace. The field of use of the license will be commensurate with the scope of the RP. PHS acknowledges that Agent has been actually reduced to practice with respect to the treatment of cancer, independent of the CRADA and prior to the performance of the Research Plan.

7.2 EXERCISE OF LICENSE OPTION. The option of Article 7.1 must be exercised by written notice mailed within [*] after either (i) RPRP and Introgen, respectively, receives written notice from PHS that the patent or other IP application has been filed; or (ii) the date Introgen files such IP application (Party responsible for patent prosecution); whichever comes first. Exercise of this option by either or both RPRP and Introgen initiates a negotiation period that expires [*] after the exercise of the option. If the last proposal by RPRP and/or Introgen has not been responded to in writing by PHS within this [*] period, the negotiation period shall be extended

      [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


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         to expire [*] after PHS so responds, during which month RPRP and/or
         Introgen may accept in writing the final license proposal of PHS. [*] In the event that RPRP and/or Introgen elects the option for a co-exclusive license but no such license is executed during the negotiation period, PHS agrees not to make an offer for an exclusive license on more favorable terms to an Entity for a period of [*] without first offering RPRP and Introgen those more favorable terms. These times may be extended at the sole discretion of PHS upon good cause shown in writing by Collaborator.

7.3 LICENSE FOR PHS EMPLOYEE INVENTIONS AND JOINT INVENTIONS. Pursuant to 15 U.S.C. Section 3710a(b)(1)(A), for Subject Inventions made under this CRADA by PHS employee(s) or jointly by such employee(s) and employees of RPRP and/or Introgen pursuant to Articles 6.3 and 6.4 and licensed pursuant to the option of Article 7.1, RPRP and/or Introgen, as applicable, grant(s) to PHS a nonexclusive, nontransferable, irrevocable, paid-up license to practice the invention or have the invention practiced throughout the world by or on behalf of the Government. In the exercise of such license, the Government shall not publicly disclose trade secrets or commercial or financial information that is privileged or confidential within the meaning of 5 U.S.C. 552(b)(4) or which would be considered as such if it had been obtained from a non-Federal party.

7.4 LICENSE IN RPRP AND INTROGEN INVENTIONS. Pursuant to 15 U.S.C. Section 3710a(b)(2), for inventions made solely by RPRP and/or Introgen employees under this CRADA, pursuant to Article 6.2, RPRP and Introgen grants to the Government a nonexclusive, nontransferable, irrevocable, paid-up license to practice the invention or have the invention practiced throughout the world by or on behalf of the Government for research or other Government purposes.

      [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


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7.5  LICENSE TO AN ENTITY. Pursuant to 15 U.S.C. Section 3710a(1)(B), if PHS
     grants an exclusive or co-exclusive license to a Subject Invention made wholly by PHS employees or jointly with RPRP and/or Introgen under this CRADA, pursuant to Articles 6.3 and 6.4, the Government shall retain the right to require RPRP and/or Introgen to grant to a responsible applicant a non-exclusive, partially exclusive or exclusive sublicense to use the invention in RPRP and/or Introgen's licensed field of use on terms that are reasonable under the circumstances; or if RPRP and/or Introgen fail to grant such a license, to grant the license itself. The exercise of such rights by the Government shall only be in exceptional circumstances and only if the Government determines (i) the action is necessary to meet health or safety needs that are not reasonably satisfied by RPRP and/or Introgen, (ii) the action is necessary to meet requirements for public use specified by Federal regulations, and such requirements are not reasonably satisfied by RPRP and/or Introgen or (iii) RPRP and/or Introgen has failed to comply with an agreement containing provisions described in 15 U.S.C. 3710a(c)(4)(B). The determination made by the Government under this Article is subject to administrative appeal and judicial review under 35 U.S.C. 203(2).


7.6 JOINT INVENTIONS NOT EXCLUSIVELY LICENSED. In the event that RPRP and/or Introgen do(es) not acquire a co-exclusive or exclusive commercialization license to IP rights in all fields in joint Subject Inventions described in Article 6.4, then each Party shall have the right to use the joint Subject Invention and to license its use to others in all fields not exclusively or co-exclusively licensed to RPRP and Introgen. The Parties may agree to a joint licensing approach for such IP rights.

AMEND SECTION 8.1 TO READ AS FOLLOWS:

8.1 RIGHT OF ACCESS. PHS, RPRP and Introgen agree to exchange all Subject Data produced in the course of research under this CRADA, whether developed solely or jointly by and Party/Parties. Research Materials will be shared equally by the Parties to the CRADA unless other disposition is agreed to by the


         [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.




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         Parties. All Parties to this CRADA will be free to utilize Subject Data and Research Materials for their own purposes, consistent with their obligations under this CRADA.

AMEND SECTION 8.3 TO READ AS FOLLOWS:

8.3 DISSEMINATION OF SUBJECT DATA AND RESEARCH MATERIALS. To the extent allowed under law, RPRP, Introgen and PHS agree to use reasonable efforts to keep Subject Data and Research Materials confidential until published or until corresponding patent applications are filed. Any information that would identify human subjects of research or patients will always be maintained confidentially. To the extent permitted by law, RPRP and Introgen, respectively, shall have the co-exclusive right to use any and all CRADA Subject Data in and for any regulatory filing, or for any commercialization purpose, consistent with Articles 8.7 and 13.10, except that PHS shall have the exclusive right to use Subject Data for said purpose/s, and authorize others to do so, if the CRADA is terminated or if RPRP and Introgen abandon their commercialization efforts consistent with the terms of Section 10.6.

AMEND SECTION 8.4 AS FOLLOWS:

8.4 PROPRIETARY/CONFIDENTIAL INFORMATION. Each Party agrees to limit its disclosure of Proprietary/Confidential Information received from another Party to this CRADA to other Entities to the amount necessary to carry out the Research Plan of this CRADA, and shall place a confidentiality notice on all such information. Confidential oral communications shall be reduced to writing within 30 days by the disclosing Party. Each Party receiving Proprietary/Confidential Information of another Party pursuant to this CRADA, agrees that any information so designated shall be used by it only for the purposes described in the attached Research Plan. Any Party may object to the designation of information as Proprietary/Confidential Information by another Party. Subject Data and Research Materials developed solely by RPRP or Introgen may be designated as Proprietary/Confidential Information when they are wholly separable from the Subject Data and Research Materials developed jointly with

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         PHS investigators, and advance designation of such data and material categories is set forth in the RP. The exchange of other confidential information, e.g., patient-identifying data, should be similarly limited and treated. Jointly developed Subject Data and Research Material derived from the Research Plan may be disclosed by RPRP and/or Introgen to a third party under a confidentiality agreement for the purpose of possible sublicensing pursuant to the Licensing Agreement and subject to Article 8.7.

                  In addition, a Party may disclose Proprietary/Confidential Information of another Party with the written consent of such other Party, which consent will not be unreasonably withheld.

AMEND SECTION 8.6 AS FOLLOWS:

8.6 DURATION OF CONFIDENTIALITY OBLIGATION. The obligation to maintain the confidentiality of Proprietary/Confidential Information shall expire at the earlier of the date when the information is no longer Proprietary/Confidential Information as defined in Article 2.7 or three (3) years after the expiration or termination date of this CRADA unless, after the said three (3) years, any Party informs the other Parties that the Proprietary/Confidential Information is still secret and confidential, in which case the obligation shall extend for a further period of two (2) additional years. RPRP and/or Introgen may request additional extensions to this term when necessary to protect Proprietary/Confidential Information relating to products not yet commercialized.

AMEND SECTION 8.7 AS FOLLOWS:

8.7 PUBLICATION. The Parties are encouraged to make publicly available the results of their research. Except as provided at the end of this paragraph with respect to abstracts, before NCI, RPRP, Introgen or any combination thereof, submits a paper for publication or otherwise intends to publicly disclose information about a Subject Invention, Subject Data, additional Clinical Data and Results and Raw Data in NIH's Possession and Control, or Research Materials, the other Parties shall be provided thirty (30) days to review the proposed publication or disclosure to assure that

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     Proprietary/Confidential Information is protected. The publication or other disclosure shall be delayed for up to thirty (30) additional days upon written request by any Party as necessary to preserve U.S. or foreign patent or other IP rights. Abstracts presented by NCI investigators will be sent to NCI's Regulatory Affairs Branch for forwarding to RPRP and Introgen after submission but prior to presentation or publication to permit preservation of U.S. and foreign patent rights.

ADD A NEW SECTION 8.8 AS FOLLOWS:

8.8 EXTRAMURAL RESEARCH AND DATA. In pursuing the development of Agent pursuant to this CRADA, NIH may utilize extramural investigators for part or all of the completion of this Research Plan through either Federal Grants or Federal Contracts. Participation by extramural contract or grantee investigators shall be determined after competitive solicitation and review of study protocols by NIH. However, said extramural contract or grantee investigators are not Parties to this CRADA, and this CRADA does not address rights to intellectual property created by such investigators.
     Nonetheless:

     a. Subject to the other provisions of Article 8 of this CRADA, NIH shall maintain, to the extent permitted by law, all IND, Clinical Data and Results and Raw Data in NIH's Possession and Control as Proprietary and CONFIDENTIAL, and make them available co-exclusively to RPRP and Introgen for each Party's (including sublicensees and affiliates) own use and for use in obtaining FDA approval for the commercial marketing of Subject Inventions and Agent products. Accordingly, said data shall not be transferable to an Entity without the written permission of the NCI.

     b. NIH shall not execute a Contract for preclinical studies or clinical trials for the development of Agent unless the extramural contract investigator agrees to confidentiality provisions at least as restrictive as provided in this CRADA and to the co-exclusive use of data, by RPRP and Introgen, in accordance with Article 8.8 (a), for each Party's own use and for use in obtaining FDA approval for



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          the commercial marketing of Agent. The NCI investigators agree to use
          Agent only for the conduct of the approved protocols.

     c. NCI shall urge all extramural grantee investigators participating in the studies sponsored by NCI and using Agent to cooperate co-exclusively with RPRP and Introgen in providing Clinical Data and Results and Raw Data for use in obtaining pharmaceutic regulatory approval for the commercial marketing of Agent. However, NCI's urging will not constitute a term or condition for making a grant award to said extramural investigators.

     d. In seeking direct access to Clinical Data and Results and Raw Data or any other information that is in the possession of extramural contract or grantee investigators working with Agent under the sponsorship of NCI, RPRP and/or Introgen shall first contact the Regulatory Affairs Branch, (RAB) NCI [telephone: 301-496-7912]. Subsequent to authorization by RAB, RPRP and/or Introgen may directly contact the extramural investigators. Costs associated with providing Clinical Data and Results or Raw Data to RPRP and/or Introgen in customized formats shall be borne by the requesting party or parties.

     e. RPRP's and Introgen's co-exclusive access under subsection (a) above to Clinical Data and Results and Raw Data in NIH's Possession and Control is dependent, however, upon RPRP and/or Introgen's continued development and commercialization of the technology. In the event that RPRP and Introgen discontinue development or commercialization of the technology without the transfer of its development efforts to another party, NCI retains the right to make the Clinical Data and Results and Raw Data in NIH's Possession and Control available to another collaborator, consistent with the terms of Section 10.6.



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ADD A NEW ARTICLE 8.9 "MULTI-PARTY DATA RIGHTS" AS FOLLOWS:

8.9 MULTI-PARTY DATA RIGHTS. For clinical protocol(s) where Agent is used in combination with another proprietary investigational agent supplied to NCI pursuant to a CTA or CRADA between NCI and an Entity, the access and use of Multi-Party Data by RPRP and Introgen, and Entity, shall be co-exclusive as follows:

     a. NCI will provide RPRP, Introgen and Entity with notice regarding the existence and nature of the agreements governing their collaborations with NIH, the design of the proposed combination protocol(s), and the existence of any obligations that might restrict NCI's participation in the proposed combination protocols.

     b. RPRP and Introgen shall agree to permit use of the Multi-Party Data from these trials by Entity to the extent necessary to allow Entity to develop, obtain regulatory approval for, or commercialize its own investigational agent(s). However, this provision will not apply unless Entity also agrees to RPRP's and Introgen's reciprocal use of Multi-Party Data.

     c. RPRP, Introgen and Entity must agree in writing prior to the commencement of the combination trials that each will use the Multi-Party Data solely for the development, regulatory approval, and commercialization of its own investigational agent(s).

AMEND ARTICLE 9 "REPRESENTATIONS AND WARRANTIES" TO READ AS FOLLOWS:

9.1 REPRESENTATIONS AND WARRANTIES OF PHS. PHS hereby represents and warrants to RPRP and Introgen that the official signing this CRADA has authority to do so.

9.2  REPRESENTATIONS AND WARRANTIES OF RPRP AND INTROGEN.


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     (a) RPRP and Introgen, each individually, hereby represents and warrants to
     PHS that it has the requisite power and authority to enter into this CRADA and to perform according to its terms, and that RPRP's Official and Introgen's Official signing this CRADA, each individually, has authority to do so. RPRP and Introgen, each individually, further represents that it is financially able to satisfy any funding commitments made in Appendix B.

     (b) RPRP and Introgen, each individually, certifies that the statements herein are true, complete, and accurate to the best of its knowledge. RPRP and Introgen, respectively, is aware that any false, fictitious, or fraudulent statements or claims may subject it to criminal, civil, or administrative penalties.

AMEND SECTION 10.1 TO READ AS FOLLOWS:

10.1 TERMINATION BY MUTUAL CONSENT. PHS, RPRP and/or Introgen, may terminate this CRADA, or portions thereof, at any time by mutual written consent. In such event the Parties shall specify the disposition of all property, inventions, patent or other IP applications and other results of work accomplished or in progress, arising from or performed under this CRADA, all in accordance with the rights granted to the Parties under the terms of this Agreement.

AMEND SECTION 10.2 TO READ AS FOLLOWS:

10.2 UNILATERAL TERMINATION. Either PHS or RPRP or Introgen may unilaterally terminate this entire CRADA at any time by giving written notice at least thirty (30) days prior to the desired termination date, and any rights accrued in property, patents or other IP rights shall be disposed of as provided in paragraph 10.1. However, in the event of unilateral termination or early expiration, RPRP's and Introgen's respective obligations under
     Article 3.6 will survive termination to the extent necessary to complete approved clinical studies under mutually agreed upon protocols.




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AMEND SECTION 10.3 TO READ AS FOLLOWS:

10.3 STAFFING. If this CRADA is mutually or unilaterally terminated prior to its expiration, funds will nevertheless remain available to PHS for continuing any staffing commitment made by RPRP and/or Introgen pursuant to Article
     5.1 above and Appendix B, if applicable, for a period of [*] after such termination. If there are insufficient funds to cover this expense, RPRP and/or Introgen agree/s to pay the difference.

AMEND SECTION 10.5 TO READ AS FOLLOWS:

10.5 TERMINATION COSTS. Concurrently with the exchange of final reports pursuant to Articles 4.2 and 5.2, PHS shall submit to RPRP and/or Introgen, as applicable, for payment a statement of all costs incurred prior to the date of termination and for all reasonable termination costs including the cost of returning RPRP and/or Introgen's property or removal of abandoned property, for which RPRP and/or Introgen shall be responsible.

ADD A NEW SECTION 10.6 AS FOLLOWS:

10.6 RESEARCH LICENSE AND ALTERNATIVE SOURCES OF SUPPLY IN THE EVENT RPRP AND INTROGEN TERMINATE DEVELOPMENT OF AGENT.

     If both RPRP and Introgen terminate development of AGENT without the transfer of development efforts to another Entity, and NCI elects to continue its development of the Agents, then:

     a. RPRP and Introgen hereby grant/s to NCI a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced solely for use in preclinical studies and clinical trials described in the Research Plan any patentable invention which RPRP and/or Introgen owns on Agent, its manufacture, or on the process of the use of the Agent, throughout the world, and solely for [*];



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                separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


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and

b. For use solely in preclinical studies and approved clinical trials, RPRP and/or Introgen will supply to NCI, [*], Agent from RPRP's and/or Introgen's inventory, or arrange for an independent contractor to manufacture and supply NCI with Agent, [*].

RPRP's and/or Introgen's obligation shall last until either a date on which an alternate source of equivalent materials, acceptable to NCI, can be obtained by NCI, or [*] after the date of notification from RPRP and/or Introgen to NCI that RPRP and Introgen terminate their development of Agent whichever comes first.

AMEND SECTION 12.1 TO READ AS FOLLOWS:

12.1 PROPERTY. The U.S. Government shall not be responsible for damages to any RPRP and/or Introgen property provided to PHS, where RPRP and/or Introgen retains title to the property, or any property acquired by RPRP and/or Introgen for its own use pursuant to this CRADA.

AMEND SECTION 12.3 TO READ AS FOLLOWS:

12.3 INDEMNIFICATION. No indemnification for any loss, claim, damage or liability is intended or provided by any party under this agreement. Each party shall be liable for any loss, claim, damage or liability that said party incurs as a result of its activities under this agreement, except that the NIH, as an agency of the United States, assumes liability only to the extent provided under the Federal Tort claims Act, 28 U.S.C. 2671 et seq.

AMEND SECTION 12.4 TO READ AS FOLLOWS:

12.4 FORCE MAJEURE. No Party shall be liable for any unforeseeable event beyond its reasonable control not caused by the fault or negligence of such Party, which causes such Party to be


         [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been
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                                      C 24
     unable to perform its obligations under this CRADA, and which it has been unable to overcome by the exercise of due diligence. In the event of the occurrence of such a force majeure event, the Party unable to perform shall promptly notify the other Parties. The Party shall further use reasonable efforts to resume performance as quickly as possible and shall suspend performance only for such period of time as is necessary as a result of the force majeure event.

ADD SECTION 12.5 AS FOLLOWS:

12.5 LIABILITIES OF RPRP AND INTROGEN. It is understood and agreed that all liabilities and obligations of RPRP and Introgen hereunder are the separate obligations of such Parties and not joint several liabilities.

ADD SECTION 12.6 AS FOLLOWS:

12.6 NO EFFECT ON EXISTING AGREEMENTS BETWEEN RPRP AND INTROGEN.

     The provisions of this Agreement are not intended to modify or amend the provisions of any existing agreement between RPRP and Introgen.

AMEND SECTION 13.4 TO READ AS FOLLOWS:

13.4 WAIVERS. None of the provisions of this CRADA shall be considered waived by any Party unless such waiver is given in writing to the other Parties. The failure of a Party to insist upon strict performance of any of the terms and conditions hereof, or failure or delay to exercise any rights provided herein or by law, shall not be deemed a waiver of any rights of any Party.

AMEND SECTION 13.6 TO READ AS FOLLOWS:

13.6 AMENDMENTS. If any Party desires a modification to this CRADA, the Parties shall, upon reasonable notice of the proposed modification or extension by the Party desiring the change, confer in good faith to determine the desirability of such modification or extension. Such modification shall not be effective until a written




                                      C 25
      amendment is signed by the signatories to this CRADA or by their representatives duly authorized to execute such amendment.

AMEND SECTION 13.7 TO READ AS FOLLOWS:

13.7 ASSIGNMENT. Neither this CRADA nor any rights or obligations of any Party hereunder shall be assigned or otherwise transferred by any Party without the prior written consent of the other Parties. Such consent will not unreasonably be withheld by any Party. Not withstanding the foregoing, Introgen and RPRP each shall have the right to assign this Agreement to their subsidiaries, affiliates or successors.

AMEND SECTION 13.9 TO READ AS FOLLOWS:

13.9 INDEPENDENT CONTRACTORS. The relationship of the Parties to this CRADA is that of independent contractors and to agents of each other or joint venturers or partners. Except as set forth herein, no Party shall have the authority to bind or act on behalf of any other Party. Each Party shall maintain sole and exclusive control over its personnel and operations. RPRP and Introgen employees who will be working at PHS facilities may be asked to sign a Guest Researcher or Special Volunteer Agreement appropriately modified in view of the terms of this CRADA.

AMEND SECTION 13.10 TO READ AS FOLLOWS:

13.10 USE OF NAME OF ENDORSEMENTS. By entering into this CRADA, PHS does not directly or indirectly endorse any product or service provided, or to be provided, whether directly or indirectly related to either this CRADA or to any patent or other IP license or agreement which implements this CRADA by its successors, assignees, or licensees. RPRP and Introgen shall not in any way state or imply that this CRADA is an endorsement of any such product or service by the U.S. Government or any of its organizational units or employees. RPRP and/or Introgen issued press releases that reference or rely upon the work of PHS under this CRADA shall be made available to PHS at least 7 days prior to publication for review and comment.



                                      C 26

ADD A NEW SECTION 13.13 "FDA MEETINGS" AS FOLLOWS:

13.13 FDA MEETINGS. All meetings with FDA concerning clinical studies for the development of Agent within the scope of the Research Plan will be discussed by RPRP, Introgen and NCI in advance and will be held on mutually agreed upon dates. RPRP and Introgen each reserve the right to set, jointly with NCI, the agenda for and attend any such meeting.

AMEND SECTION 14.2 "SURVIVABILITY" BY INCLUDING ARTICLES 4.3 (ADVERSE DRUG EXPERIENCE REPORTING) AND 10.6 (RESEARCH LICENSE AND ALTERNATIVE SOURCES OF SUPPLY IN THE EVENT THAT COLLABORATOR TERMINATES DEVELOPMENT OF AGENT) AND THE LAST SENTENCE OF ARTICLE 10.2 (REGARDING DRUG SUPPLY IN THE EVENT OF EITHER RPRP'S OR INTROGEN'S UNILATERAL TERMINATION) AS PROVISIONS THAT WILL
SURVIVE TERMINATION OF THIS CRADA.



                                      C 27

                                                                      CACR-352




                                   APPENDIX D

                      INTELLECTUAL PROPERTY AND LICENSING



                                    PAGE D-i

                                                                        CACR-352
                                   APPENDIX D
                      INTELLECTUAL PROPERTY AND LICENSING
--------------------------------------------------------------------------------


                                      [*]


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                separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                      [*]



         [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                      CACR-352

                                   APPENDIX E

              ANNUAL SCIENTIFIC, COMMERCIAL, AND FINANCIAL REPORTS




                                    Page E-i

NCI Office of Technology Development and Commercialization Branch, 1992 CACR-352

                         ANNUAL SCIENTIFIC, COMMERCIAL
                              AND FINANCIAL REPORT


As required under Article 4, "Reports," the NIH/ADAMHA Principal Investigator and Collaborator Principal Investigator will complete this report by "setting forth technical progress made, identifying such problems as may have been encountered and establishing goals and objectives requiring further effort." If necessary, please use additional space and send this report to the NCI Office of Technology Development and Commercialization Branch, Executive Plaza South, Room 450, 6120 Executive Boulevard, Rockville, Maryland, 20852.


Please describe any scientific or technical progress:





Please describe any commercial development including staffing and financial resources involved:





Please provide an accounting and balance of staffing and financial resources provided to the NIH/ADAMHA principal investigator (i.e.: personnel, equipment and supplies):





--------------------------------------------------------------------------------
I certify that, to the best of my knowledge, all of the above information is true and accurate.


   NIH/ADAMHA Principal Investigator's Signature

 ------------------------------------------------      -------------------------
                         [*]                            Date



 ------------------------------------------------      -------------------------
                         [*]                            Date


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                separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                      CACR-352

                                   APPENDIX F
                                   AMENDMENTS














                   A model Amendment follows this cover page.




                                    Page F-i

                                   AMENDMENT

CURRENT CRADA TERMS
--------------------------------------------------------------------------------

                              CURRENT CRADA TERMS

     CRADA #: 00352            TERM EXTENSION(s)(mo):       NIH PI: [*]
     EFFECTIVE DATE: 4/9/96           [ ]                   INSTITUTE: NCI
     EXECUTED DATE:                   [ ]                   DIVISION: DCTD
     ORIG.TERM (MO):                  [ ]                   LABORATORY: CTEP
     TOTAL TERM (MO):                 [ ]                   COLLABORATING PI: [*]
     EXPIRATION:                      [ ]                   COLLABORATOR: RPRP & INTROGEN

Title: CLINICAL DEVELOPMENT OF Adp53

--------------------------------------------------------------------------------

NEW CRADA TERMS

The purpose of this amendment is to change certain terms of the above referenced Cooperative Research and Development Agreement. These changes are reflected below and except for these changes and those of any previous amendments, all other provisions including the research plan of the original CRADA remain in full force and effect. Two originals of this amendment are provided for execution--one is to remain with NCI and the other with the collaborator.


















================================================================================
ACCEPTED AND AGREED TO:
NCI                                                      RPRP & INTROGEN


-----------------------                                  -----------------------
ALAN S. RABSON, M.D.
Deputy Director, NCI

-----------------------                                  -----------------------
Date                                                     Date



         [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   APPENDIX G

                                  TERMINATION







              A model termination letter follows this cover page.





                                    Page G-i

              [DEPARTMENT OF HEALTH AND HUMAN SERVICES LETTERHEAD]


Dear Collaborator:

As stipulated in Article 10, "Termination," the NIH/ADAMHA and/or the Collaborator may terminate the CRADA referenced below by the either mutual consent (Article 10.1) or unilaterally (Article 10.2). If terminated by mutual consent, both parties will sign below and shall specify the disposition of all property, inventions, patent or other intellectual property rights. Two originals of this termination letter are provided for execution -- one is to remain with the NCI and the other with the collaborator. If unilateral termination occurs, this CRADA will cease to exist in thirty (30) days to the date of this letter and, again, any rights accrued in property, patents or any other intellectual rights will be specified and disposited.

If this CRADA is either mutually or unilaterally terminated prior to its expiration, any remaining funds will nevertheless remain available to NIH/ADAMHA for any continuing staffing commitments made by the Collaborator pursuant to Articles 5.2 & 10.3 and Appendix B, if applicable, for a period of six (6) months after such termination. If there are insufficient funds to cover this expense, the Collaborator agrees to pay the difference (Article 10.3). In addition, all reasonable termination costs will also be incurred by the Collaborator. Finally, pursuant to Articles 4.2 and 5.2, a final report is enclosed and provisions of article 4.2, 5.1, 5.2, 5.3, Articles 6-8, 10.3, 10.5, 11.1, 12.3 and 13.10 shall survive the termination of this CRADA.



                            CRADA MANAGEMENT MODULE

          CACR    00352                 NIH/ADAMHA Principal Investigator   [*]
                                                                Institute   NCI
Effective Date                                                   Division   DCTD
                                                               Laboratory   CTEP
  Term (years)    [*]                Collaborating Principal Investigator   [*]
                                                             Collaborator   RPRP & INTROGEN
    Expiration

Title     CLINICAL DEVELOPMENT OF Adp53

Accepted and Agreed To:


NATIONAL CANCER INSTITUTE                   RPRP & INTROGEN


----------------------------------          ------------------------------------
 Alan S. Rabson, M.D.
 Deputy Director, NCI


-----------------------                     -----------------------
Date                                        Date



         [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   APPENDIX H

                                   EXPIRATION







               A model expiration letter follows this cover page.




                                    Page H-i

                                   APPENDIX A

               [DEPARTMENT OF HEALTH & HUMAN SERVICES LETTERHEAD]

                                                            Coordinator
                                                            Document Type:
                                                                          -----
                                                            File Numbers: 00352
                                                                          -----


March 26, 1996

Mr. Martin Savitsky
General Counsel
RPR Gencell
500 Arcola Road
P.O. Box 1200
Collegeville, PA 19426


Re:            Proposed Cooperative Research and Development Agreement (CRADA)
               NCI Principal Investigator:       [*]
               Collaborator Investigator:        [*]
               Title:      Clinical Development of Adenovirus - P53
               RPR FILE NO. A2172, NCI CRADA # 352


Dear Mr. Savitsky,

It is my understanding that a cooperative research and development project between the parties referenced below is being considered. Accordingly, until a formal Collaborative Research and Development Agreement (CRADA) is reviewed by the CRADA Subcommittee and approved by the Director, National Cancer Institute
(NCI), this Letter is offered to permit joint research to commence.

o The Parties agree that all such trials which may begin prior to the execution of the formal CRADA Agreement shall be preceded by the appropriate US Food and Drug Association IND approval (or international equivalents thereof).

o The Parties acknowledge that cooperative research pursuant to the Research Plan, attached as Appendix A, will be conducted informally by the NCI Principal Investigator and Collaborator pending formal approval of this CRADA. It is further acknowledged that patentable inventions may be made by NCI employees and employees of the Collaborator. Pursuant to its authority under Federal Technology Transfer Act of 1986, NCI agrees that should this CRADA be approved, it will have retroactive effect to the date that the last party has executed the Letter for any inventions that may be made under this Research Plan.

o NCI further agrees that this CRADA will have retroactive effect to the date that the last party has executed this Letter for confidentiality obligations specified in the NIH Model CRADA.


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                separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

o The NIH Model CRADA provisions for the protection of proprietary information are incorporated by reference and in the event that any conflict arises between the provisions set forth in the NIH Model CRADA and the negotiated CRADA, the terms of the negotiated CRADA will control. These provisions include, but are not limited to,
            Article 2.5 and Articles 8.1 to 8.7. The NIH Model CRADA is attached as Appendix B.

This letter is not a commitment on the part of either party to enter into a CRADA. Further, this Letter is effective for a term of (1) year. The one year term may be extended, provided the CRADA is under active negotiation and the collaborative research is continuing.

Assuming the necessary approvals are forthcoming, we look forward to a successful collaboration.

Sincerely,

/s/ THOMAS D. MAYS

Thomas D. Mays, Ph.D., J.D.
Director, NCI Office of Technology Development

================================================================================

ACCEPTED AND AGREED TO:

NATIONAL CANCER INSTITUTE               RHONE POULENC RORER PHARMACEUTICALS INC.



/s/ ALAN RABSON, M.D.                   /s/ KENNETH R. PINA, ESQ.
-----------------------------           -----------------------------------
ALAN RABSON, M.D.                       KENNETH R. PINA, ESQ.
Deputy Director, NCI                    Vice President, General Counsel &
                                        Secretary

March 29, 1996                          April 8, 1996
-----------------                       -----------------
Date                                    Date


INTROGEN THERAPEUTICS, INC.

/s/ DAVID NANCE
-----------------------------
DAVID NANCE
President

April 9, 1996
-----------------
Date


Attachments:
     Appendix A: Proposed Research Plan
     Appendix B: NCI Model CRADA

                                   Appendix B

               [DEPARTMENT OF HEALTH & HUMAN SERVICES LETTERHEAD]




March 28, 1997

Mr. Robert Werner
General Counsel
RPR Gencell
500 Arcola Road
P.O. Box 1200
Collegeville, PA 19426

Re:    Proposed Cooperative Research and Development Agreement (CRADA)
       CRADA #: 352
       NCI Principal Investigator: [*]
       Collaborator Investigator:  [*]
       Title: Clinical Development of Adenovirus - p53

Dear Mr. Werner:

It is my understanding that a cooperative research and development project between the parties referenced below is being considered. Accordingly, until a formal Cooperative Research and Development Agreement (CRADA) is reviewed by the CRADA Subcommittee and approved by the Director, National Cancer Institute
(NCI), this Letter is offered to extend the original Letter of Intent, executed April 8, 1996, in order to permit the joint research to continue. A copy of the Original Letter of Intent is attached as Appendix A.

o The Parties agree that all such trials which may begin prior to the execution of the formal CRADA Agreement shall be preceded by the appropriate U.S. Food and Drug Administration IND approval (or international equivalents thereof).

o The Parties acknowledge that cooperative research pursuant to the Research Plan, attached as Appendix B, will be conducted informally by the NCI Principal Investigator and Collaborator pending formal approval of this CRADA. It is further acknowledged that patentable inventions may be made by NCI employees and employees of the Collaborator. Pursuant to its authority under Federal Technology Transfer Act of 1986, NCI agrees that should this CRADA be approved, it will have retroactive effect to the date that the last party has executed the original Letter of Intent (April 8, 1996) for any inventions that may be made under this Research Plan.




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                separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

o NCI further agrees that this CRADA will have retroactive effect to the date that the last party has executed this Letter for confidentiality obligations specified in the NIH Model CRADA, revised 5/30/96 (this model supersedes the CRADA model revised 12/15/95 attached as Appendix B to the original Letter of Intent executed April 8, 1996).

o The NIH Model CRADA (revised 5/30/96) provisions for the protection of proprietary information are incorporated by reference and in the event that any conflict arises between the provisions set forth in this NIH Model CRADA and the negotiated CRADA, the terms of the negotiated CRADA will control. These provisions include but are not limited to, Article 2.5 and Articles 8.1 to 8.7. The NIH Model CRADA is attached as Appendix C.

This letter is not a commitment on the part of either party to enter into a CRADA. Further, this Letter is effective for a term not to exceed six (6) months.

Assuming the necessary approvals are forthcoming, we look forward to a successful collaboration.

Sincerely,

/s/ THOMAS D. MAYS, PH.D., J.D.
-------------------------------
Thomas D. Mays, Ph.D., J.D.
Director, NCI Office of Technology Development

================================================================================

ACCEPTED AND AGREED TO:

NATIONAL CANCER INSTITUTE               RHONE POULENC RORER PHARMACEUTICALS INC.



/s/ ALAN S. RABSON, M.D.                /s/ KENNETH R. PINA, ESQ.
-----------------------------           -----------------------------------
Alan S. Rabson, M.D.                    Kenneth R. Pina, Esq.
Deputy Director NCI                     Vice President, General Counsel &
                                        Secretary

April 4, 1997                           April 4, 1997
-----------------                       -----------------
Date                                    Date


INTROGEN THERAPEUTICS, INC.

/s/ DAVID NANCE
-----------------------------
David Nance
President

April 16, 1997
-----------------
Date


Attachments:
     Appendix A: Original Letter of Intent
     Appendix B: Proposed Research Plan
     Appendix C: NCI Model CRADA

[DEPARTMENT OF HEALTH AND HUMAN SERVICES LOGO]   PUBLIC HEALTH SERVICE
-------------------------------------------------------------------------------
                                                 National Institutes of Health
                                                 National Cancer Institute
                                                 Technology Development and
                                                   Commercialization Branch
                                                 Executive Plaza South, Room 450
                                                 6120 Executive Blvd.
                                                 Rockville, MD 20852
                                                 (301) 496-0477
                                                 (301) 402-2117 Fax

Dear Collaborator:

The Cooperative Research and Development Agreement (CRADA) referenced below is to or has recently expired. It is agreed that both parties do not want the term of this CRADA to extend beyond the term indicated. Pursuant to Articles 4.2 and 5.2, a final report is enclosed and provisions of article 4.2, 5.1, 5.2, 5.3, Articles 6-8, 10.3, 10.5, 11.1, 12.3, and 13.10 shall survive the termination of this CRADA.

Please sign this letter acknowledging that the CRADA has expired and return a copy so that this file can be closed out. We hope that this collaboration has been a positive experience and look forward to future cooperative projects.

Please contact me should you have any questions.

Sincerely,



Suzanne M. Frisbie, Ph.D.

                            CRADA MANAGEMENT MODULE

          CACR    00352                 NIH/ADAMHA Principal Investigator   [*]
                                                                Institute   NCI
Effective Date                                                   Division   DCTD
                                                               Laboratory   CTEP
  Term (years)    [*]                Collaborating Principal Investigator   [*]
                                                             Collaborator   RPRP & INTROGEN
    Expiration

Title     CLINICAL DEVELOPMENT OF Adp53

I hereby acknowledge that this CRADA has expired.


NATIONAL CANCER INSTITUTE                   RPRP & INTROGEN


----------------------------------          ------------------------------------
 Sherry S. Ansher & James Zwiebel            Martine George   &   James Merritt


-----------------------                     -----------------------
Date                                        Date


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                separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.